EXHIBIT 99.1

Educational Development Corporation Announces Second Quarter Fiscal 2018 Results

TULSA, Okla., Oct. 16, 2017 (GLOBE NEWSWIRE) -- Educational Development Corporation (“EDC”) (NASDAQ:EDUC) (http://www.edcpub.com) today reports record net sales and earnings per share results for the second quarter ended August 31, 2017.

Randall White, CEO of Educational Development Corporation, announced that for the fiscal second quarter ended August 31, 2017, the Company reports net revenues of $24,181,300, a decrease of $1,711,700, or 6.6%, when compared to $25,893,000 for the second quarter of the previous year.  Net earnings totaled $1,036,900 for the quarter ended August 31, 2017, compared to $318,500 for the quarter ended August 31, 2016, an increase of 225.6%.   Earnings per share for the quarter were $0.25 compared to $0.08 for the same quarter in the previous year, up 212.5% on a fully diluted basis.

Our direct sales division, Usborne Books & More (“UBAM”), continues to be the largest operating segment of the Company.  Net revenues of this division for the second quarter ending August 31, 2017 were $22,204,300, a decrease of 6.9% from $23,857,400 reported in the second quarter ended August 31, 2016.  The average number of active direct sales consultants increased 6,300, or 26.9%, to 29,700 for the quarter ended August 31, 2017, over the average active consultant count in the second quarter of last year.

Our Publishing’s divisions revenues remained consistent at $1,977,000 for the second fiscal quarter ended August 31, 2017 as compared to $2,035,600 for the same quarter a year ago.

The Company’s year to date net revenues in the first two quarters of the year were $51,112,100, an increase of $2,434,900, or 5%, from $48,677,200 reported in the same period last year.  Year to date earnings increased $0.32, or 140%, from $0.23 for the six months ended August 31, 2016 to $0.55 for the six months ended August 31, 2017.

Per Mr. White, “Our UBAM division experienced a slight decline in revenues from the second fiscal quarter of last year.   However, during the second quarter of last year we experienced incredible growth in new consultants and revenues which overshadowed the typical seasonal decline that we experience in the second quarter.  Our second quarter includes the summer months when order sizes are typically smaller than our fiscal first and fiscal third quarters.  Also during the second quarter we hold our annual convention and host our annual incentive trip, in which our top earners typically participate and  has an impact on their sales during the quarter.

“During the second quarter we continued our efforts to expand our daily shipping capacity and implement additional technology enhancements which we expect will continue to improve our operating margins.   These efforts started when we first began experiencing rapid growth in our UBAM Division dating back to fiscal 2015.  Since that time, we have overcome several obstacles including last year’s decision to replace a failed software program that was purchased from an outside vendor.  Since that difficult decision was made, we have reported steady improvements in our operating margins and earnings.  These margins improvements would not have been possible without the hard work and commitment of our IT staff, which have replaced the failed software product with our own proprietary program and made further enhancements to our warehouse distribution system.

“Our second quarter’s earnings per share grew 212% to $0.25, over the $0.08 reported in the same quarter last year, which had higher sales.  Our earnings growth is primarily attributed to efficiencies in our warehouse operation.  Over the past year we have implemented changes to our packaging types which has reduced packaging costs, weight and related outbound shipping costs.  During the second quarter we also implemented new equipment and software changes in our picking lines which has significantly increased our daily shipping capacity.   With this increase in capacity, we are excited about our ability to stay current with shipping orders during the Fall Selling Season, which is our busiest time of the year.”

EDUCATIONAL DEVELOPMENT CORPORATION
CONDENSED STATEMENTS OF EARNINGS (UNAUDITED)
	Three Months Ended August 31,		Six Months Ended August 31,
	2017	2016	2017	2016

NET REVENUES	24,181,300	25,893,000	51,112,100	48,677,200

EARNINGS BEFORE INCOME TAXES	1,682,700	520,700	3,664,900	1,525,300

INCOME TAXES	645,800	202,200	1,402,700	586,600
NET EARNINGS	$1,036,900	$318,500	$2,262,200	$938,700

BASIC AND DILUTED EARNINGS
PER SHARE:
Basic	$0.25	$0.08	$0.55	$0.23
Diluted	$0.25	$0.08	$0.55	$0.23

DIVIDENDS PER SHARE	$0.00	$0.09	$0.00	$0.18

WEIGHTED AVERAGE NUMBER OF
COMMON AND EQUIVALENT SHARES
OUTSTANDING:
Basic	4,085,648	4,074,469	4,087,895	4,071,574
Diluted	4,090,629	4,080,039	4,092,253	4,077,318

EDC will host its second quarter fiscal 2018 results Investor Call including a live Q&A webcast on Monday, October 16, 2017, at 2 PM CT (3 PM ET).  Randall White, the Company’s CEO and President and Dan O’Keefe, CFO and Secretary, will present the annual results and be available for questions following the presentation.  Phone lines for participants will be available at (844) 395-9253 (International callers can use (478) 219-0506).  The conference passcode is 2285140. The weblink to the call is https://edge.media-server.com/m6/p/fi838cdi.

The link to the webcast, including replays will be available following the event at www.edcpub.com/investors.aspx.

About Educational Development Corporation (EDC)
EDC is a publishing company specializing in books for children. EDC is the exclusive United States distributor of the UK-based Usborne Books and owns Kane Miller Publishers; award-winning publishers of international children’s books. EDC’s current catalog contains over 2,000 titles, with new additions semi-annually. Both Usborne and Kane Miller products are sold via 5,000 retail outlets and by independent consultants, who hold book showings in individual homes, through social media, book fairs with school and public libraries, direct and internet sales.

Contact:
            Educational Development Corporation
            Randall White, (918) 622-4522

Cautionary Statement for the Purpose of the “Safe Harbor” Provision of the Private Securities Litigation Reform Act of 1995.

The information discussed in this Press Release includes “forward-looking statements.” These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “continue,” “potential,” “should,” “could,” and similar terms and phrases.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and we can give no assurance that such expectations or assumptions will be achieved.  Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, our success in recruiting and retaining new consultants, our ability to locate and procure desired books, our ability to ship the volume of orders that are received without creating backlogs, our ability to obtain adequate financing  for working capital and capital expenditures, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors discussed in our Annual Report on Form 10-K for the year ended February 29, 2016, all of which are difficult to predict.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in our Annual Report on Form 10-K for the year ended February 29, 2016 and speak only as of the date of this Press Release.  Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.